Exhibit 99.1
AMERICAN GREETINGS ANNOUNCES IMPROVED FIRST QUARTER RESULTS
CLEVELAND (June 21, 2007) — American Greetings Corporation (NYSE: AM) today announced its first quarter results for the fiscal quarter ended May 25, 2007.
First Quarter Results
For the first quarter of fiscal 2008, the Company reported net sales of $418.0 million, pre-tax income from continuing operations of $54.9 million, and income from continuing operations of $30.6 million or 55 cents per share (all per-share amounts assume dilution). For the first quarter of fiscal 2007, the Company reported net sales of $404.2 million, pre-tax income from continuing operations of $19.4 million, and income from continuing operations of $16.6 million or 26 cents per share.
Management Comments and Outlook
Chief Executive Officer Zev Weiss said, “I am pleased with our performance this quarter as it was ahead of our expectations. We had improved performance of everyday cards within North America. Our first quarter results suggest that the improved performance is the result of the actions we have taken over the past year.”
Weiss also reaffirmed the Corporation’s previously announced estimate of earnings per share from continuing operations to be between $1.35 to $1.55 per share. “While I am happy with our first quarter results, it is still early in the year and as such, we remain comfortable with our earnings guidance for the full year,” added Weiss.
Financing Activities
The Company purchased 135,000 shares of its common stock, under its $100 million share repurchase program, for $3.4 million during the first quarter of fiscal 2008. Since February 2005, the Company has repurchased 21.5 million of its shares for approximately $500 million.
The Company’s Board of Directors is scheduled to meet June 22, 2007 at which time it will review the Company’s quarterly cash dividend. The Board of Directors is expected to maintain the Company’s dividend policy. After the Board has met, a press release will be issued regarding the status of the dividend.
Conference Call on the Web
American Greetings will broadcast its conference call live on the Internet at 9:00 a.m. Eastern time today. The conference call will be accessible through the Investor Relations section of the American Greetings Web site at http://investors.americangreetings.com. A replay of the call will be available on the site.

About American Greetings Corporation
American Greetings Corporation (NYSE: AM) is one of the world’s largest manufacturers of social expression products. Along with greeting cards, its product lines include gift wrap, party goods, stationery, calendars, ornaments and electronic greetings. Located in Cleveland, Ohio, American Greetings generates annual net sales of approximately $1.7 billion. For more information on the Company, visit http://corporate.americangreetings.com.
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CONTACT:
Gregory M. Steinberg
Treasurer and Director of Investor Relations
American Greetings Corporation
216-252-4864
investor.relations@amgreetings.com
Certain statements in this release, including those under “Management Comments and Outlook” and “Financing Activities” may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and may be beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:
•	retail consolidations, acquisitions and bankruptcies, including the possibility of resulting adverse changes to retail contract terms;
•	the Company’s ability to successfully implement its strategy to invest in its core greeting card business;
•	the timing and impact of investments in new retail or product strategies as well as new product introductions and achieving the desired benefits from those investments;
•	the ability to execute share repurchase programs or the ability to achieve the desired accretive effect from such repurchases;
•	the Company’s ability to successfully complete, or achieve the desired benefits associated with, dispositions;
•	a weak retail environment;
•	consumer acceptance of products as priced and marketed;
•	the impact of technology on core product sales;
•	competitive terms of sale offered to customers;

•	successful implementation of supply chain improvements and achievement of projected cost savings from those improvements;
•	increases in the cost of material, energy, freight, and other production costs;
•	the Company’s ability to comply with its debt covenants;
•	fluctuations in the value of currencies in major areas where the Company operates, including the U.S. Dollar, Euro, U.K. Pound Sterling, and Canadian Dollar;
•	escalation in the cost of providing employee health care;
•	successful integration of acquisitions; and
•	the outcome of any legal claims known or unknown.
Risks pertaining specifically to AG Interactive include the viability of online advertising, subscriptions as revenue generators and the public’s acceptance of online greetings and other social expression products.
In addition, this release contains time-sensitive information that reflects management’s best analysis as of the date of this release. American Greetings does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2007.

AMERICAN GREETINGS CORPORATION
FIRST QUARTER CONSOLIDATED STATEMENT OF INCOME
FISCAL YEAR ENDING FEBRUARY 29, 2008
(In thousands of dollars except share and per share amounts)

	(Unaudited)
	Three Months Ended
	May 25, 2007	May 26, 2006

Net sales	$418,013	$404,170

Costs and expenses:
Material, labor and other production costs	161,128	175,237
Selling, distribution and marketing	140,691	142,580
Administrative and general	61,871	61,348
Interest expense	4,757	12,464
Other income — net	(5,347)	(6,860)

	363,100	384,769

Income from continuing operations before income tax expense	54,913	19,401
Income tax expense	24,291	2,851

Income from continuing operations	30,622	16,550

Loss from discontinued operations, net of tax	(572)	(1,158)

Net income	$30,050	$15,392

Earnings per share — basic:
Income from continuing operations	$0.55	$0.28
Loss from discontinued operations	(0.01)	(0.02)

Net income	$0.54	$0.26

Earnings per share — assuming dilution:
Income from continuing operations	$0.55	$0.26
Loss from discontinued operations	(0.01)	(0.02)

Net income	$0.54	$0.24

Average number of common shares outstanding	55,262,716	58,137,230

Average number of common shares outstanding — assuming dilution	55,650,033	71,077,312

Dividends declared per share	$0.10	$0.08

AMERICAN GREETINGS CORPORATION
FIRST QUARTER CONSOLIDATED STATEMENT OF FINANCIAL POSITION
FISCAL YEAR ENDING FEBRUARY 29, 2008
(In thousands of dollars)

	(Unaudited)
	May 25, 2007	May 26, 2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$132,582	$205,468
Short-term investments	28,325	83,100
Trade accounts receivable, net	119,145	119,729
Inventories	192,399	233,155
Deferred and refundable income taxes	76,892	163,051
Assets of businesses held for sale	2,507	23,621
Prepaid expenses and other	215,867	211,354

Total current assets	767,717	1,039,478

GOODWILL	225,318	206,137
OTHER ASSETS	397,567	527,630
DEFERRED AND REFUNDABLE INCOME TAXES	102,060	—

Property, plant and equipment — at cost	947,156	965,588
Less accumulated depreciation	666,651	661,383

PROPERTY, PLANT AND EQUIPMENT — NET	280,505	304,205

	$1,773,167	$2,077,450

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Debt due within one year	$—	$159,122
Accounts payable	100,914	124,789
Accrued liabilities	77,837	72,781
Accrued compensation and benefits	43,656	45,056
Income taxes	29,878	25,228
Liabilities of businesses held for sale	1,253	3,697
Other current liabilities	84,622	94,324

Total current liabilities	338,160	524,997

LONG-TERM DEBT	223,800	239,838
OTHER LIABILITIES	146,384	98,729
DEFERRED INCOME TAXES AND NONCURRENT INCOME TAXES PAYABLE	27,184	25,041

SHAREHOLDERS’ EQUITY
Common shares — Class A	51,148	53,386
Common shares — Class B	4,340	4,225
Capital in excess of par value	424,201	401,644
Treasury stock	(712,147)	(732,890)
Accumulated other comprehensive income	6,030	23,952
Retained earnings	1,264,067	1,438,528

Total shareholders’ equity	1,037,639	1,188,845

	$1,773,167	$2,077,450

AMERICAN GREETINGS CORPORATION
FIRST QUARTER CONSOLIDATED STATEMENT OF CASH FLOWS
FISCAL YEAR ENDING FEBRUARY 29, 2008
(In thousands of dollars)

	(Unaudited)
	Three Months Ended
	May 25, 2007	May 26, 2006
OPERATING ACTIVITIES:
Net income	$30,050	$15,392
Loss from discontinued operations	572	1,158

Income from continuing operations	30,622	16,550
Adjustments to reconcile to net cash provided by operating activities:
Net gain on disposal of fixed assets	(116)	(79)
Loss on extinguishment of debt	—	4,963
Depreciation and amortization	11,989	11,764
Deferred income taxes	4,466	(1,934)
Other non-cash charges	1,979	3,926
Changes in operating assets and liabilities, net of acquisitions and dispositions:
(Increase) decrease in trade accounts receivable	(14,750)	22,579
Increase in inventories	(7,389)	(17,313)
Decrease (increase) in other current assets	646	(8,708)
Decrease in deferred costs — net	11,691	12,722
Decrease in accounts payable and other liabilities	(21,753)	(24,245)
Other — net	4,236	5,575

Cash Provided by Operating Activities	21,621	25,800

INVESTING ACTIVITIES:
Proceeds from sale of short-term investments	134,900	448,320
Purchases of short-term investments	(163,225)	(322,680)
Property, plant and equipment additions	(5,875)	(9,591)
Cash payments for business acquisitions, net of cash acquired	(6,056)	—
Cash receipts related to discontinued operations	2,344	—
Proceeds from sale of fixed assets	890	182

Cash (Used) Provided by Investing Activities	(37,022)	116,231

FINANCING ACTIVITIES:
Increase in long-term debt	—	200,000
Reduction of long-term debt	—	(281,363)
Sale of stock under benefit plans	9,358	1,052
Purchase of treasury shares	(3,568)	(59,529)
Dividends to shareholders	(5,536)	(4,605)
Debt issuance costs	—	(7,276)

Cash Provided (Used) by Financing Activities	254	(151,721)

DISCONTINUED OPERATIONS:
Cash used by operating activities from discontinued operations	(542)	(2,540)
Cash provided by investing activities from discontinued operations	—	1,644

Cash Used by Discontinued Operations	(542)	(896)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	3,558	2,441

DECREASE IN CASH AND CASH EQUIVALENTS	(12,131)	(8,145)

Cash and Cash Equivalents at Beginning of Year	144,713	213,613

Cash and Cash Equivalents at End of Period	$132,582	$205,468

AMERICAN GREETINGS CORPORATION
FIRST QUARTER CONSOLIDATED SEGMENT DISCLOSURES
FISCAL YEAR ENDING FEBRUARY 29, 2008
(In thousands of dollars)

	(Unaudited)
	Three Months Ended
	May 25, 2007	May 26, 2006
Net Sales:
North American Social Expression Products	$297,066	$292,950
Intersegment items	(8,167)	(17,548)
Exchange rate adjustment	5	(63)

Net	288,904	275,339

International Social Expression Products	59,145	63,865
Exchange rate adjustment	4,057	(2,251)

Net	63,202	61,614

Retail Operations	38,924	43,501
Exchange rate adjustment	4	(62)

Net	38,928	43,439

AG Interactive	19,894	19,960
Exchange rate adjustment	3	5

Net	19,897	19,965

Non-reportable segments	7,082	3,813

Consolidated	$418,013	$404,170

Segment Earnings (Loss):
North American Social Expression Products	$86,940	$68,161
Intersegment items	(6,255)	(12,910)
Exchange rate adjustment	5	(33)

Net	80,690	55,218

International Social Expression Products	40	497
Exchange rate adjustment	147	46

Net	187	543

Retail Operations	(2,781)	(7,301)
Exchange rate adjustment	—	2

Net	(2,781)	(7,299)

AG Interactive	3,296	2,041
Exchange rate adjustment	(9)	(1)

Net	3,287	2,040

Non-reportable segments	927	(2,095)

Unallocated	(27,393)	(28,906)
Exchange rate adjustment	(4)	(100)

Net	(27,397)	(29,006)

Consolidated	$54,913	$19,401